Exhibit 1.1

Execution Version

VERACYTE, INC.

(a Delaware corporation)

5,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

July 25, 2018

Leerink Partners LLC

William Blair & Company, L.L.C.

as Representatives of the several Underwriters

c/o Leerink Partners LLC

1301 Avenue of the Americas, 12th Floor

New York, NY 10019

c/o William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, IL 60606

Ladies and Gentlemen:

Veracyte, Inc., a Delaware corporation (the “Company”), confirms its agreement with Leerink Partners LLC (“Leerink”) and William Blair & Company, L.L.C. (“William Blair”), and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for which Leerink and William Blair are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 750,000 additional shares of Common Stock. The aforesaid 5,000,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 750,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-224576), covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations of the Commission promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective on May 11, 2018. The information included in such prospectus that was omitted from such registration statement at the time such registration statement became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”) is herein called the “Rule 430 Information.” Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, and including the Rule 430 Information, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B, is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:15 P.M., New York City time, on July 25, 2018 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (a “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted by the Commission or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with the offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

The Registration Statement, any preliminary prospectus and the Prospectus, and the filing of the Registration Statement, any preliminary prospectus and the Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization.

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of the General Disclosure Package nor any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto, including any prospectus wrapper) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first sentence under the heading “Underwriting—Commissions and Discounts”, the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(iv) No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the 1933 Act has been, or will be, filed with the Commission in accordance with the requirements of the 1933 Act and the applicable rules and regulations of the

Commission thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act or that was prepared by or on behalf of or used or referred to by the Company complies or will, as of the time of such filing, comply in all material respects with the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule B-2 hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

(v) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into this Agreement; and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company. The Company does not have any subsidiaries.

(vi) This Agreement has been duly authorized, executed and delivered by the Company.

(vii) As of the Closing Time and each Date of Delivery, the authorized capital stock of the Company will conform as to legal matters to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(viii) The shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(ix) The Securities have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Securities will not be subject to any preemptive or similar rights.

(x) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company that is material to the Company or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, except that in the case of clauses (i), (iii) and (iv) as would not, individually or in the aggregate, have a material adverse effect on the Company or on the power and ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may have been previously obtained or may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Securities.

(xi) There has not occurred any material adverse change, or, any development reasonably likely to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, whether or not arising out of the ordinary course of business, from that set forth in the General Disclosure Package.

(xii) The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(xiii) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the General Disclosure Package or proceedings that would not reasonably be expected to have a material adverse effect on the Company or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the General Disclosure Package or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(xiv) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder.

(xv) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xvi) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a material adverse effect on the Company, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

(xvii) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(xviii) Except as described in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(xix) Neither the Company nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative thereof, has taken (or has any plans to take) any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to illegally influence official action or secure an improper advantage for the Company; and the Company has conducted its business in compliance with applicable anti-corruption laws and has instituted and maintains (and has no intent to discontinue) policies and procedures designed to promote and achieve compliance with such laws.

(xx) None of the Company, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative thereof is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company has conducted its businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxi) The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxii) (A) Neither the Company nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(a)	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(b)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(a)	to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(b)	in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C) For the past 5 years, the Company has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xx) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock (other than pursuant to agreements that permit the Company to repurchase Common Stock upon an employee or service provider’s termination of employment or services or in exercise of the Company’s right of first refusal upon a proposed transfer), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, respectively.

(xxi) The Company does not own any real property. The Company has good and marketable title to all personal property owned by it that is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the General Disclosure Package or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, in each case except as described in the General Disclosure Package.

(xxii) The Company owns or possesses, or can acquire on commercially reasonable terms, valid and enforceable rights to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), software, databases, domain names, trademarks, service marks, trade names, and other intellectual property and similar rights (collectively, “Intellectual Property”) reasonably necessary for the conduct of its business as currently conducted or as currently proposed to be conducted. Except as described in the General Disclosure Package, (i) the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing and (ii) to the Company’s knowledge, the conduct of the Company’s business as currently conducted does not, and the Company’s business as currently proposed to be conducted would not reasonably be expected to, infringe, misappropriate or otherwise violate any such rights of others, which in either case, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company. The Company has taken reasonable steps to protect, maintain and safeguard the Intellectual Property owned by or, to the extent the Company has rights to do so, licensed to the Company, including, without limitation, the execution of appropriate nondisclosure and invention assignment agreements. There are no rights of third parties to any of the Intellectual Property owned by the Company, and there is no infringement by third parties of any Intellectual Property owned by or, to the Company’s knowledge, licensed to the Company, except as would not reasonably be expected to have a material adverse effect on the Company. There is no pending or to the Company’s knowledge threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim.

(xxiii) No material labor dispute with the employees of the Company exists, except as described in the General Disclosure Package, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors (including, without limitation, Thyroid Cytopathology Partners, P.A. (“TCP”)) that would reasonably be expected to have a material adverse effect on the Company.

(xxiv) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary in the business in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company, except as described in the General Disclosure Package.

(xxv) The Company possesses and, to the knowledge of the Company, TCP possesses all licenses, certificates, authorizations, registrations, clearances, approvals, exemptions, certifications, accreditations, provider or supplier numbers and permits (“Permits”) issued by the appropriate federal, state or foreign governmental or regulatory authorities (“Regulatory Authority”) necessary to conduct its business, including, without limitation, all such Permits required by any Regulatory Authority, except where the failure to obtain such Permits would not, singly or in the aggregate, be reasonably expected to have a material adverse effect on the

Company; and the Company and, to the knowledge of the Company, TCP, have not received any notice of proceedings relating to the revocation, suspension, limitation or modification of any such Permit nor does the Company have any reason to believe that any such Permit will not be renewed in the future, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company, except as described in the General Disclosure Package.

(xxvi) The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with Regulation S-X under the 1933 Act and present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package or in the case of unaudited, interim financial statements, subject to the normal year-end adjustments and the exclusion of certain footnotes. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, and Item 10 of Regulation S-K, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxvii) The Company maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxviii) Except as described in the General Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xxix) The Company has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the Company) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not be reasonably expected to have a material adverse effect on the Company or except as are currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company which has had (nor does the Company have any notice or knowledge of any unpaid tax deficiency which could reasonably be expected to be determined adversely to the Company and which would reasonably be expected to have) a material adverse effect on the Company.

(xxx) The Company is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(xxxi) As of the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the General Disclosure Package and (B) any free writing prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxxii) The Company and, to the knowledge of the Company, TCP, have operated and currently are in material compliance with all applicable health care laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Stark Law (42 U.S.C. § 1395nn), all applicable criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. sections 286 and 287, the healthcare fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the Clinical Laboratory Improvement Amendments of 1998 (42 U.S.C. § 263a et seq.), and any other applicable similar local, state or federal laws or other applicable laws of federal, state and foreign governmental agencies or bodies engaged in regulation of clinical laboratories, and the applicable regulations promulgated pursuant to all such laws, each as amended from time to time (“Health Care Laws”). To the knowledge of the Company, neither the Company nor any of its officers, directors, employees or agents has engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program (collectively, the “Programs”). Neither the Company nor, to the knowledge of the Company, TCP, has received any notice, correspondence or other communication, including notification of any pending or threatened claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any Regulatory Authority, of potential or actual non-compliance by, or liability of, the Company or TCP under any Health Care Laws, including, without limitation, FDA Form 483s, Warning Letters, untitled letters, or similar written correspondence from the FDA. To the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company under any Health Care Laws. The Company is not party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any Regulatory Authority. None of the Company or, to the knowledge of the Company, TCP, or the Company’s employees, officers or directors, or, to the knowledge of the Company, TCP’s employees, officers or directors, has been excluded, suspended or debarred from participation in any Program or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(xxxiii) The Company has not received, and is not aware of, any notice from any Regulatory Authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials conducted by or on behalf of the Company or in which the Company’s products have participated. The clinical studies and tests and clinical trials conducted by on behalf of the Company or in which the Company’s products participated were and are being conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to any applicable professional and scientific standards for products and product candidates comparable to those being developed by the Company and all applicable laws, rules, and regulations, and the description of such studies, tests or trials, and the results thereof included in the General Disclosure Package and the Prospectus are accurate and complete in all material respects. The Company is not aware of any tests, studies or trials not described in the General Disclosure Package and the Prospectus, the results of which reasonably call into question the results of the tests, studies and trials described in the General Disclosure Package and the Prospectus.

(xxxiv) The Company meets all Program requirements and conditions of participation and is a party to valid participation or other agreements required for payment by such Programs and other third-party payor programs. There are no material suspensions, offsets or recoupments of any Program or third-party payor payments being sought, requested or claimed, or to the Company’s knowledge, threatened against the Company. As of the date of this Agreement, the Company has not received any notice of denial of payment or overpayment from any Program or other third-party payor that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. There is no Action pending or, to the knowledge of the Company, threatened, against the Company which relates to a violation of any applicable legal requirement pertaining to the Programs or which would reasonably be expected to result in the imposition of material penalties, termination or the exclusion of the Company from participation in any Programs.

(xxxv) The Company has complied, and is presently in compliance with its privacy policies regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company of personally identifiable information. The Company has taken commercially reasonable steps to protect its information technology systems and the data used in the operation of its business. The Company has used commercially reasonable efforts to establish, and has established, commercially reasonable disaster recovery and security plans and procedures for its business, including, without limitation, for its information technology systems. To its knowledge, the Company has not experienced a security breach or other compromise of its information technology systems or data requiring notice to any third party under applicable state or federal law.

(xxxvi) To the extent required under applicable rules, the Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act and the 1934 Act Regulations), that comply with the requirements of the 1934 Act and the 1934 Act Regulations; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure; and such disclosure controls and procedures are effective in all material respects.

(xxxvii) There is and has been no failure on the part of the Company, and to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) currently applicable to it, and the Company is taking steps to ensure that it will be in compliance with the provisions of the Sarbanes-Oxley Act that are, or will become, applicable to the Company after the date hereof.

(xxxviii) The financial statements of the Company filed with the Commission as part of the Registration Statement and included in each of the General Disclosure Package and the Prospectus present fairly the financial position of the Company as of the dates indicated therein and the results of its operations and cash flows for the periods specified therein. Such financial statements have been prepared in conformity with GAAP and applied on a consistent basis throughout the periods involved.

(xxxix) The statistical, industry related and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and are accurate, and such data is consistent with the sources from which they are derived.

(xl) There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xli) The Securities have been approved for listing, subject to notice of issuance, on The Nasdaq Global Market.

(xlii) Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, nor will the Company or, to the Company’s knowledge, any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xliii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any banking or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xliv) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities contemplated hereby.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 750,000 shares of Common Stock, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but any Date of Delivery after the Closing Time shall not be later than seven full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates or electronic records for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, CA 92130, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”). Delivery of the Initial Securities at the Closing Time shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or electronic records for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Delivery of the Option Securities on each such Date of Delivery shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or electronic records for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for their accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Leerink and William Blair, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any document incorporated by reference therein) or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist, whether before or after the time that the Registration Statement becomes effective, as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the

Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act and the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will provide the Representatives a reasonable opportunity to comment thereon; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.

(c) Delivery of Registration Statement. To the extent not available on EDGAR, the Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documented incorporated or deemed incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented), or documents incorporated by reference therein, as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto or documents incorporated by reference therein furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in all material respects in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Securities) on The Nasdaq Global Market.

(i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus (the “Restricted Period”), the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any such swap, agreement or other transaction described in clauses (i) and (ii). The foregoing sentence shall not apply to (A) the Securities to be sold hereunder; (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or settlement of a restricted stock unit or the conversion of a convertible security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (C) any shares of Common Stock issued or options to purchase Common Stock or restricted stock units granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (D) any shares of Common Stock issued pursuant to any existing non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (E) the sale or issuance of or entry into an agreement providing for the issuance of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with the acquisition by the Company of the securities, business or assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or in connection with joint ventures, commercial relationships or other strategic transactions; provided, that the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (E) shall not exceed 5% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement, and provided further, that the Company shall cause each recipient of such shares or other securities to execute and deliver to you, on or prior to such issuance, a lock-up agreement substantially in the form of Exhibit A hereto; (F) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus; or (G) establishment of a trading plan pursuant to Rule 10b5-1 under the 1934 Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the 1934 Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives or counsel to the Underwriters. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 90-day restricted period referred to in Section 3(i).

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates, if any, for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a “Blue Sky Survey” and any supplement thereto (up to a maximum aggregate amount of $2,500 for the reasonable and documented fees and disbursements of counsel for the Underwriters), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (up to a maximum aggregate amount of $15,000 for the reasonable and documented fees and disbursements of counsel for the Underwriters), (ix) the fees and expenses incurred in connection with the listing of the Securities on The Nasdaq Global Market, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonably documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter; provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under Section 10.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430 Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430 Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the opinion and negative assurance letter, each dated the Closing Time, of Fenwick & West LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c) Opinion of Intellectual Property Counsel for the Company. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Wilson, Sonsini, Goodrich & Rosati, P.C., intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion, and negative assurance letter, each dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the principal executive officer of the Company and of the principal financial officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) Reserved.

(i) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on The Nasdaq Global Market, subject only to official notice of issuance.

(j) No Objection. If any filing with FINRA under FINRA Rule 5110 is required with respect to the offering of the Securities, FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by all of the Company’s directors and executive officers.

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the principal executive officer of the Company and of the principal financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by the Representatives, the opinion and negative assurance letter, of Fenwick & West LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. If requested by the Representatives, the opinion, and negative assurance letter, of Latham & Watkins LLP counsel for the Underwriters, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to subsection (f) of this Section, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(v) Reserved.

(m) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430 Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430 Information, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or the Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430 Information, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or the Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives (with such counsel reasonably satisfactory to the Company), and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company (with such counsel reasonably satisfactory to the Representatives). An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement (other than with respect to fees and expenses that the indemnifying party is contesting in good faith).

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S. or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or The Nasdaq Global Market, or (iv) if trading generally on the NYSE Amex or the New York Stock Exchange or in The Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Leerink at One Federal Street, Floor 37, Boston, MA 02110, attention of John I. Fitzgerald, Esq. (facsimile: 617-918-4664) and c/o William Blair at 150 North Riverside Plaza, Chicago, IL 60606, attention of Equity Capital Markets; and if to the Company shall be directed to it at 6000 Shoreline Court, Suite 300, South San Francisco, CA 94080, attention: Chief Financial Officer (facsimile (650) 243-6371, with a copy (which copy shall not constitute notice) to Fenwick & West LLP, 555 California Street, San Francisco, California 94014, attention: Robert A. Freedman, Esq.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Waiver of Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

VERACYTE, INC.

By:	/s/ Bonnie H. Anderson
Name: Bonnie H. Anderson
Title: Chief Executive Officer

CONFIRMED AND ACCEPTED
As of the date first above written:

LEERINK PARTNERS LLC

By:	/s/ Ryan A.B. Lindquist
Name: Ryan A.B. Lindquist
Title: Managing Director

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Steve Maletzky
Name: Steve Maletzky
Title: Partner, Equity Capital Markets

For itself and as Representatives of the other Underwriters named in Schedule A hereto.

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE A

The public offering price per share for the Securities shall be $10.25.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $9.635, being an amount equal to the public offering price set forth above less $0.615 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities
Leerink Partners LLC	2,500,000
William Blair & Company, L.L.C.	2,000,000
BTIG, LLC	500,000

Total	5,000,000

SCHEDULE B-1

Pricing Terms

1. The Company is selling 5,000,000 shares of Common Stock.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 750,000 shares of Common Stock.

3. The public offering price per share for the Securities shall be $10.25.

SCHEDULE B-2

Free Writing Prospectuses

None

Exhibit A

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement

                        , 2018

Leerink Partners LLC

William Blair & Company, L.L.C.

as Representatives of the several Underwriters

c/o Leerink Partners LLC

1301 Avenue of the Americas, 12th Floor

New York, NY 10019

c/o William Blair & Company, L.L.C.

150 North Riverside Plaza

Chicago, IL 60606

Re:	Proposed Public Offering by Veracyte, Inc.

Ladies and Gentlemen:

The undersigned, a stockholder, officer and/or director of Veracyte, Inc., a Delaware corporation (the “Company”), understands that Leerink Partners LLC and William Blair & Company, L.L.C. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, an officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement (collectively, the “Underwriters”) that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, on behalf of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iii) publicly announce the intention to effect any of the transactions covered in clauses (i) and (ii) above.

Notwithstanding the foregoing, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representatives as follows: (a) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (i) as a bona fide gift or for bona fide estate planning purposes, (ii) to an immediate family member or a trust for the direct or indirect benefit of the undersigned or such immediate family member of the undersigned, or (iii) by will or intestacy, (b) (i) if the undersigned is a partnership, limited liability company, a corporation or other business entity, distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to limited partners, limited liability company members, stockholders or other equity holders of the undersigned or transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the undersigned or (ii) if the undersigned is a trust, transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to a trustor, trustee or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to clause (a) or (b), (i) each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this lock-up agreement and (ii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other public announcement reporting a reduction in beneficial ownership shall be required or shall be voluntarily made during the Lock-Up Period, (c) the transfer of shares of Common Stock or any security convertible into Common Stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; provided that, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Lock-Up Period in connection with such vesting or exercise the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (c) (for the avoidance of doubt, it being understood that any subsequent transfer or distribution of the shares of Common Stock or other securities issued upon any exercise, conversion or vesting event shall be subject to the restrictions set forth in this lock-up agreement), or (d) the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs pursuant to a qualified domestic order or in connection with a divorce settlement; provided that (i) each transferee shall sign and deliver a lock-up agreement substantially in the form of this lock-up agreement and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership shall be voluntarily made during the Lock-Up Period and, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (d).

Furthermore, no provision in this lock-up agreement shall be deemed to restrict or prohibit (1) the transfer of the undersigned’s Lock-Up Securities to the Company in connection with the termination of the undersigned’s services to the Company, provided that any filing under Section 16(a) of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (1); (2) the transfer of Lock-Up Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this lock-up agreement; provided further, that for purposes of clause (2), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company; and (3) the exercise by the undersigned of any option to purchase shares of Common Stock or the vesting and settlement of restricted stock units for shares of Common Stock, pursuant to any stock option or other stock plan or arrangement; provided, however, that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this lock-up agreement.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) or from amending an existing 10b5-1 Trading Plan so long as there are no sales of Lock-Up Securities under any such 10b5-1 Trading Plan during the Lock-Up Period; and provided that, the establishment of a 10b5-1 Trading Plan or the amendment of a 10b5-1 Trading Plan shall only be permitted if (i) the establishment or amendment of such plan is not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment or amendment of such plan during the Lock-Up Period.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from sales of Common Stock made pursuant to a 10b5-1 Trading Plan entered into prior to the date of this lock-up agreement, provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntary made by on or on behalf of the undersigned or the Company regarding any such sales, such announcement or filing shall include a statement to the effect that any sales were effected pursuant to such 10b5-1 Trading Plan.

In addition, the undersigned agrees that, without the prior written consent of the Representatives, on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Lock-Up Securities except in compliance with the foregoing restrictions.

In the event that either of the Representatives withdraws from or declines to participate in the Public Offering, all references to the Representatives contained in this letter shall be deemed to refer to the sole Representative that continues to participate in the Public Offering (the “Sole Representative”) and this lock-up agreement shall remain in full force and effect. In such event, any written consent, waiver or notice given or delivered in connection with this letter by the Sole Representative shall be deemed to be sufficient and effective for all purposes under this lock-up agreement.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from the undersigned’s obligations hereunder, upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Public Offering; (ii) the Underwriting Agreement is executed but is terminated prior to the closing of the Public Offering (other than the provisions thereof which survive termination), or (iii) August 10, 2018, in the event that the Underwriting Agreement has not been executed by such date.

This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

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